Exhibit 10.1

ACQUITY GROUP LIMITED
2011 SHARE INCENTIVE PLAN

1.             Purposes of the Plan.  The purposes of this Plan are:

•                  to attract and retain the best available personnel for positions of substantial responsibility;

•                  to provide additional incentive to Employees, Directors and Consultants; and

•                  to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Shares, Share Appreciation Rights, Restricted Share Units, Performance Units, Performance Shares and Other Share-Based Awards.

2.             Definitions.  As used herein, the following definitions will apply:

(a)   “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)   “Applicable Laws” means any applicable legal requirements relating to the administration of and the issuance of securities under equity securities-based compensation plans, including, without limitation, the requirements of the laws of the Cayman Islands, Hong Kong, the People’s Republic of China, U.S. federal and state securities laws, the Code and the requirements of any stock exchange or quotation system upon which the Ordinary Shares may be listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.  For all purposes of this Plan, references to statutes and regulations shall be deemed to include any successor statutes or regulations, where necessary as determined by the Administrator in its sole discretion.

(c)   “Award” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Nonstatutory Stock Options, SARs, Restricted Share, Restricted Share Units, Performance Units, Performance Shares or Other Share-Based Awards.

(d)   “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan.

(e)   “Awarded Shares” means the Ordinary Shares subject to an Award.

(f)    “Board” means the Board of Directors of the Company.

(g)   “Change in Control” means the occurrence of any of the following events:

(i)            Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii)           The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii)          A change in the composition of the Board occurring within a two-year period at any time after a Qualified Public Offering, as a result of which fewer than a majority of the directors are Incumbent Directors.  “Incumbent Directors” means directors who either (A) are Directors as of the first Qualified Public Offering, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company);

(iv)          The consummation of a merger, amalgamation or consolidation of the Company with any other corporation or business entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(v)           The sanction by a court of a scheme of arrangement under the Cayman Islands Companies Act.

Anything in the foregoing to the contrary notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the legal jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.  In addition, a sale by the Company of its securities in a transaction, the primary purpose of which is to raise capital for the Company’s operations and business activities including, without limitation, a Qualified Public Offering, shall not constitute a Change in Control.

(h)   “Code” means the U.S. Internal Revenue Code of 1986, as amended.  Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i)    “Committee” means the compensation committee of the Board or such other committee of Directors or other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 of the Plan.

(j)    “Company” means Acquity Group Limited, a company incorporated in the Cayman Islands, having its registered office at Walkers Corporate Services Limited, 87 Mary Street, George Town, Gran Cayman KYI-9005, Cayman Islands, or any successor thereto.

(k)   “Consultant” means any person, including an advisor, engaged by the Company, a Subsidiary or a Parent to render services to such entity.

(l)    “Director” means a member of the Board.

(m)  “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(n)   “Dividend Equivalent” means a credit, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the value of dividends paid on one Ordinary Share for each Share represented by an Award held by such Participant.

(o)   “Employee” means any person, including Directors, employed by the Company or any Parent or Subsidiary of the Company.  Neither service as a Director nor payment of a director’s fee by the Company or any Parent or Subsidiary of the Company will be sufficient to constitute “employment” by the Company.

(p)   “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(q)   “Exchange Program” means a program under which (i) outstanding Awards are surrendered or canceled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Award is reduced.  The terms and conditions of any Exchange Program will be determined by the Administrator in its sole discretion.

(r)    “Fair Market Value” means, as of any date, the value of Shares determined as follows:

(i)            If the Ordinary Shares are listed on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)           If the Ordinary Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of an Ordinary Share will be the mean between the high bid and low asked prices for the Ordinary Shares for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)          In the absence of an established market for the Ordinary Shares, the Fair Market Value will be determined in good faith by the Administrator; provided that with respect to Options granted to a U.S. Participant, Fair Market Value shall be determined pursuant to a valuation of the Company by an independent appraisal that meets the requirements of

Section 401(a)(28)(C) of the Code or another methodology for determining fair market value that complies with Section 409A of the Code.

The Administrator also may adopt a different methodology for determining Fair Market Value with respect to one or more Awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular Award(s) (for example, and without limitation, the Administrator may provide that Fair Market Value for purposes of one or more Awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

Any determination as to Fair Market Value made pursuant to this Plan shall be made without regard to any restriction other than a restriction which, by its terms, will never lapse, and shall be final, conclusive and binding on all persons with respect to Awards granted under this Plan.

(s)   “Fiscal Year” means the fiscal year of the Company.

(t)    “Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

(u)   “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

(v)   “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(w)  “Option” means an option to purchase and acquire Shares granted pursuant to the Plan.

(x)    “Ordinary Share” means an Ordinary Share of the Company, par value US$0.0001 per share, or the number or fraction of American Depositary Shares representing such ordinary share.

(y)   “Other Share-Based Awards” means any other awards not specifically described in the Plan that are valued in whole or in part by reference to, or are otherwise based on, Ordinary Shares and are created by the Administrator pursuant to Section 11 of the Plan.

(z)    “Outside Director” means a Director who is not an Employee.

(aa)         “Parent” means a “parent corporation” with respect to the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb)         “Participant” means the holder of an outstanding Award granted under the Plan.

(cc)         “Performance Period” means the time period during which the performance objectives relating to a grant of Performance Shares or Performance Units must be met.

(dd)         “Performance Share” means an Award granted to a Service Provider pursuant to Section 10 of the Plan.

(ee)         “Performance Unit” means an Award granted to a Service Provider pursuant to Section 10 of the Plan.

(ff)           “Period of Restriction” means the period during which the transfer of Restricted Shares are subject to restrictions and, therefore, subject to vesting.  Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(gg)         “Plan” means this 2011 Share Incentive Plan.

(hh)         “Qualified Public Offering” means the closing of an underwritten public offering of not less than 15% of the Ordinary Shares (i) pursuant to an effective registration statement under the Securities Act or (ii) on the basis of an approved prospectus and/or pursuant to a valid registration, qualification or filing under Applicable Law of another jurisdiction, in each case of the Shares or other equity securities of the Company; provided, however, that a Qualified Public Offering shall not include a registration relating solely to employee benefit plans or to a Rule 145 transaction under the Securities Act or to similar registrations under Applicable Law of another jurisdiction.

(ii)           “Restricted Share” means Shares issued pursuant to a Restricted Share award granted pursuant Section 7 of the Plan or issued pursuant to the early exercise of an Option.

(jj)           “Restricted Share Unit” means a right to receive Shares in the settlement of an Award granted pursuant to Section 8 of the Plan.

(kk)         “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(ll)           “Service Provider” means an Employee, Director or Consultant.

(mm)       “Share” means an Ordinary Share or the cash equivalent thereof, in each case as adjusted in accordance with Section 15 of the Plan.

(nn)         “Share Appreciation Right” or “SAR” means an Award granted pursuant to Section 9 of the Plan.

(oo)         “Subsidiary” means a “subsidiary corporation” with respect to the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(pp)         “U.S. Participant” means a Participant who is or becomes a U.S. taxpayer, or who is otherwise physically resident in the United States.

3.             Shares Subject to the Plan.

(a)   Shares Subject to the Plan.  Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 5,000,000; plus an annual increase on the first day of each Fiscal Year, commencing with the first Fiscal Year after a Qualifying Public Offering, equal to the lesser of (i) 1.0% of the outstanding Shares on the first day of the Fiscal Year; or (ii) such lesser amount of Shares as determined by the Board.  The Shares may be authorized, but unissued or reacquired Ordinary Shares. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.  Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment.  If a Participant pays the exercise price of an Award through the tender of Ordinary Shares, if Ordinary Shares are tendered or Shares withheld to satisfy any Company withholding obligations, the number of Ordinary Shares so tendered or Shares withheld shall again be available for issuance pursuant to future Awards under the Plan.

(b)   Lapsed Awards.  If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, the Shares allocable to the terminated portion of such Award shall again be available for grant under the Plan.

(c)   Share Reserve.  The Company, during the term of the Plan, shall at all times reserve and keep available such number of Ordinary Shares as will be sufficient to satisfy the requirements of the Plan.

(d)   Application to American Depositary Shares (“ADSs”).  For purposes of calculating the number of Shares issued under this Plan (and for purposes of calculating any other Share limit set forth herein), the issuance of an ADS shall be deemed to equal one Share, provided, however, that if the number of Shares represented by an ADS is other than on a one-to-one basis, the number of Shares issued under this Plan (and any other Share limit set forth herein) shall be adjusted to reflect such issuance of ADSs.

4.             Administration of the Plan.

(a)   Procedure.

(i)            Multiple Administrative Bodies.  Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)           Other Administration.  Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted by the Board to satisfy Applicable Laws.

(iii)          Delegation of Authority for Day-to-Day Administration.  Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan.  Such delegation may be revoked at any time.

(b)   Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)            to determine Fair Market Value;

(ii)           to select the Service Providers to whom Awards may be granted hereunder;

(iii)          to determine the number of Shares to be covered by each Award granted hereunder;

(iv)          to approve forms of agreement for use under the Plan;

(v)           to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise or purchase price, the time or times when Awards may be granted, exercised or settled (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture, cancellation or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;

(vi)          to reduce the exercise or purchase price of any Award;

(vii)         to institute an Exchange Program;

(viii)        to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(ix)          to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying Applicable Laws, including, without limitation, the Exchange Act and the Securities Act, and/or qualifying for preferred tax treatment under Applicable Laws, including, without limitation, the Code;

(x)           to modify or amend each Award (subject to Section 18(c) of the Plan), including (A) the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan and (B) accelerate the satisfaction of any vesting or exercisability criteria or waiver of forfeiture, cancellation or repurchase restrictions;

(xi)          to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise or vesting of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld.  The Fair Market Value of any Shares to be withheld will be determined on the date that the amount of tax to be withheld will be determined by the Administrator in its discretion, which determination shall be final, binding and conclusive on all Participants and any other holders of Awards.  All elections by a Participant to have Shares withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii)         to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator,

(xiii)        to allow a Participant to defer the receipt of the delivery or payment of Shares that would otherwise be due to such Participant under an Award;

(xiv)        to determine whether Awards will be settled in Ordinary Shares, cash or in any combination thereof;

(xv)         to determine whether Awards will be adjusted for Dividend Equivalents;

(xvi)        to establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xvii)       to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Ordinary Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

(xviii)      to make all other determinations deemed necessary or advisable for administering the Plan.

(c)   Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations will be final, binding and conclusive on all Participants and any other holders of Awards.

5.             Eligibility; Rights as a Service Provider.  Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Units, Performance Shares, Restricted Stock Units and Other Stock Based Awards may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.  Participants will consist of those Service Providers and Employees as the Administrator in its sole discretion determines and whom the Administrator may designate from time to time to receive awards.  Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing his or her relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company or its Parent or Subsidiaries to terminate such relationship at any time, with or without cause.

6.             Options.

(a)   Term of Option.  The term of each Option will be stated in the Award Agreement.  In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement.  Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(b)   Option Exercise Price and Consideration.

(i)            Exercise Price.  The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be determined by the Administrator.  In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162 (m) of the Code, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(3) Notwithstanding the foregoing, Incentive Stock Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)           Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised, including, without limitation, the achievement of performance objectives.  The Administrator, in its sole discretion, may accelerate the satisfaction of such conditions at any time.

(iii)          Form of Consideration.  The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment.  Such consideration, to the extent permitted by Applicable Laws, may consist entirely of:

(1)           cash;

(2)           check;

(3)           promissory note;

(4)           Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences (as determined by the Administrator);

(5)           consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(6)           a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(7)           any combination of the foregoing methods of payment; or

(8)           such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(c)   Incentive Stock Option $100,000 Rule.  Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options.  For purposes of this Section 7(c), Incentive Stock Options will be taken into account in the order in which they were granted.  The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(d)   Exercise of Option.

(i)            Procedure for Exercise; Rights as a Shareholder.  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.  An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (y) full payment for the Shares with respect to which the Option is exercised (including provision for any applicable tax withholding).  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement, the Plan and Applicable Laws.  Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Awarded Shares, notwithstanding the exercise of the Option.  The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan or the applicable Award Agreement.

Exercising an Option in any manner will decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)           Termination of Relationship as a Service Provider - Generally.  If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for sixty (60) days following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If after termination the Participant does not exercise his or her Option as to all of the vested Shares within the time specified by the Administrator, the Option will terminate, and the remaining Shares covered by such Option will revert to the Plan.

(iii)          Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If after termination the Participant does not exercise his or her Option as to all of the vested Shares within the time specified by the Administrator, the Option will terminate, and the remaining Shares covered by such Option will revert to the Plan.

(iv)          Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the persons to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s death.  Unless otherwise provided by the Administrator, if at the time of death the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan.  If the Option is not exercised as to all of the vested Shares within the time specified by the Administrator, the Option will terminate, and the remaining Shares covered by such Option will revert to the Plan.

7.             Restricted Shares.

(a)   Grant of Restricted Shares.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Shares to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)   Restricted Share Agreement.  Each grant of Restricted Shares will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.  Unless the Administrator determines otherwise, Restricted Shares will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c)   Transferability.  Except as provided in this Section 7 or Section 15, Restricted Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)   Other Restrictions.  The Administrator, in its sole discretion, may impose such other restrictions on Restricted Shares as it may deem advisable or appropriate.

(e)   Removal of Restrictions.  Except as otherwise provided in this Section 7, Restricted Shares covered by each Restricted Share grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction.  The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)    Voting Rights.  During the Period of Restriction, Participants holding Restricted Shares granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)   Dividends and Other Distributions.  During the Period of Restriction, Participants’ Restricted Shares will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement.  If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

(h)   Return of Restricted Shares to Company.  On the date set forth in the Award Agreement, the Restricted Shares for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8.             Restricted Share Units.

(a)   Grant of Restricted Share Units.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Share Units to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)   Number of Shares.  Each Award Agreement will specify the number of Awarded Shares and will provide for the adjustment of such number in accordance with Section 15 of the Plan.

(c)   Settlement of Restricted Share Units.

(i)            Procedure; Rights as a Shareholder.  Any Restricted Share Unit granted hereunder will be settled according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.  Until the Restricted Share Units are settled and the Awarded Shares are delivered (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote, if applicable, or receive dividends or any other rights as a shareholder or depositary receipt holder will exist with respect to the Awarded Shares.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are delivered, except as provided in Section 15 of the Plan or the applicable Award Agreement.

(ii)           Restrictions on Transfer of Shares.  Awarded Shares delivered upon settlement of Restricted Units may be subject to such special forfeiture conditions, rights of repurchase or redemption, rights of first refusal, and other transfer restrictions as the Administrator may determine.  The restrictions described in the preceding sentence shall be referenced in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Ordinary Shares generally under the articles of association of the Company.

(d)   Cessation of Services.  Each Award Agreement will specify the consequence of a Participant’s ceasing to be a Service Provider prior to the settlement of a grant of Restricted Share Units.

9.             Share Appreciation Rights.

(a)   Grant of SARs.  Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)   Number of Shares.  The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider.

(c)   Exercise Price and Other Terms.  The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan.

(d)   Exercise of SARs.  SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine.  The Administrator, in its sole discretion, may accelerate exercisability at any time.

(e)   SAR Agreement.  Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(f)    Expiration of SARs.  An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award

Agreement.  Notwithstanding the foregoing, the rules of Sections 6(d)(ii), 6(d)(iii) and 6(d)(iv) also will apply to SARs.

(g)   Payment of SAR Amount.  Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)            the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)           the number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10.           Performance Units and Performance Shares.

(a)   Grant of Performance Units/Shares.  Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion.  The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)   Value of Performance Units/Shares.  Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant.  Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)   Performance Objectives and Other Terms.  The Administrator will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participant.  Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.  The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals (including solely continued service), or any other basis determined by the Administrator in its discretion.

(d)   Earning of Performance Units/Shares.  After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved.  After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit/Share.

(e)   Form and Timing of Payment of Performance Units/Shares.  Payment of earned Performance Units/Shares will be made after the expiration of the applicable Performance Period at the time determined by the Administrator.  The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination of cash and Shares.

(f)    Cancellation of Performance Units/Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11.           Other Share-Based Awards.  Other Share-Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan.  The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Share-Based Awards shall be made, the amount of such Other Share-Based Awards, and all other conditions of the Other Share-Based Awards including any dividend and/or voting rights.

12.           Leaves of Absence.  Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence and will resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence.  A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company or any Parent or Subsidiary of the Company.  For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13.           Restrictions on Transfer of Securities.  Shares issued upon grant, exercise or settlement of an Award may be subject to such special forfeiture conditions, rights of repurchase or redemption, rights of first refusal, and other transfer restrictions as the Administrator may determine.  The restrictions described in the preceding sentence shall be referenced in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Ordinary Shares under the articles of association of the Company.

14.           Non-Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15.           Adjustments; Dissolution or Liquidation; Change in Control.

(a)   Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Ordinary Shares occurs such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding awards, and the numerical limits in Section 3.  The adjustment contemplated in this Section 15(a) shall be made by the Board or, if delegated by the Board to the Committee, by the Committee, whose determination shall be final, binding and conclusive on all parties.  Except as expressly provided herein, no issuance by the Company of equity securities of the Company of any class, or securities convertible into equity securities of the Company of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, type, or price of Shares subject to an Award.  Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

(b)   Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award, to the extent applicable, until ten (10) days prior to such transaction as to all of the Awarded Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable.  In addition, the Administrator may provide that any Company repurchase option, cancellation or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.  To the extent it has not been previously exercised or vested, an Award will terminate immediately prior to the consummation of such proposed action.

(c)   Change in Control.

(i)            Share Options and SARs.  In the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation or other business entity.  Unless determined otherwise by the Administrator, in the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise the Award as to all of the Awarded Shares, including Shares as to which it would not otherwise be vested or exercisable.  If an Award is not assumed or substituted in the event of a Change in Control, the Administrator shall notify the Participant in writing or electronically that the Award shall be exercisable, to the extent vested, for a period of up to thirty (30) days from the date of such notice, and the Award shall terminate upon the expiration of such period.  For the purposes of this paragraph, the Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Awarded Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Ordinary Shares for each Ordinary Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Ordinary Shares); provided, however, that if such consideration received in the Change in Control is not solely shares of the successor corporation or its Parent, the

Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each share of Awarded Shares subject to the Award, to be solely shares of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Ordinary Shares in the Change in Control.

(ii)           Restricted Shares, Performance Shares, Performance Units, Restricted Share Units and Other Share-Based Awards.  In the event of a Change in Control, each outstanding Award of Restricted Shares, Performance Shares, Performance Units, Other Share-Based Awards and Restricted Share Unit shall be assumed or an equivalent award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  Unless determined otherwise by the Administrator, in the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in the Award including as to Shares/Units that would not otherwise be vested, all applicable restrictions will lapse, and all performance objectives and other vesting criteria will be deemed achieved at targeted levels.  For the purposes of this paragraph, an Award of Restricted Shares, Performance Shares, Performance Units, Other Share-Based Awards and Restricted Share Units shall be considered assumed if, following the Change in Control, the award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control (and if a Restricted Share Unit or Performance Unit, for each Share as determined based on the then current value of the unit), the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Ordinary Share for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Ordinary Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide that the consideration to be received for each Share (and if a Restricted Share Unit or Performance Unit, for each Share as determined based on the then current value of the unit) be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Ordinary Share in the Change in Control.  Notwithstanding anything herein to the contrary, an Award that vests, is earned, or is paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of the performance goals without the Participant’s consent; provided, however, a modification to the performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(d)   Reservation of Rights.  Except as provided in this Section 15 and in the applicable Award Agreement, a Participant shall have no rights by reason of (i) any subdivision or consolidation of Ordinary Shares or other securities of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of Ordinary Shares or other securities of any class.  Any issuance by the Company of equity securities of any class, or securities convertible into equity securities of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Awarded Shares.  The grant of an Award shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

16.           Date of Grant.  The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator.  For purposes of this Plan, the determination of grant of an Award made by the Administrator shall not occur unless and until all required Board and shareholder approval has been obtained and the key terms of the Award, including any vesting period, the exercise price and the number of Awarded Shares subject to an Award, have been determined.  Notice of the determination will be provided to each Participant as soon as practicable, but in no event more than five (5) working days, after the date of such grant.

17.           Term of Plan.  The Plan will become effective upon its adoption by the Board.  It will continue in effect for a term of ten (10) years unless terminated earlier under Section 18 of the Plan.

18.           Amendment and Termination of the Plan.

(a)   Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b)   Shareholder Approval.  The Company will obtain shareholder approval of the adoption of the Plan and any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)   Effect of Amendment or Termination.  No amendment, alteration, suspension, or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19.           Conditions Upon Issuance of Shares.

(a)   Legal Compliance.  Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws, including, without limitation, the Securities Act, the Exchange Act, U.S. state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded, and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)   Investment Representations.  As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20.           Severability.  Notwithstanding any contrary provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.

21.           Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22.           Sections 409A and 457A.  Notwithstanding other provisions of the Plan or any Award Agreement, no Award may be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A or Section 457A of the Code upon a Participant.  In the event that it is reasonably determined by the Board or, if delegated by the Board to the Administrator, by the Administrator that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award Agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, including as a result of the fact that the Participant is a “specified employee” under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code.  The Company will use commercially reasonable efforts to implement the provisions of this Section 22 in good faith; provided that neither the Company, nor the Administrator nor any of the Company’s employees, directors or representatives will have any liability to Participants with respect to this Section 22.

23.           Choice of Law.  The Plan will be governed by and construed in accordance with the laws of Hong Kong.